EXHIBIT 99.1

Contact:
Thomas A. Klemens	NEWS	FOR
Sr. Executive Vice President &		IMMEDIATE
Chief Financial Officer		RELEASE
(714) 800-4401

THE FIRST AMERICAN CORPORATION REPORTS

RECORD RESULTS FOR THE THIRD QUARTER 2005

SANTA ANA, Calif., Oct. 26, 2005 – The First American Corporation (NYSE: FAF), the nation’s largest data provider, today announced results for the third quarter ended Sept. 30, 2005:

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Total revenues	$2.17 billion	$1.72 billion	$5.86 billion	$4.92 billion
Income before income taxes and minority interests	$275.4 million	$202.0 million	$694.6 million	$532.3 million
Net income	$149.1 million	$107.2 million	$367.8 million	$278.7 million
Net income per diluted share	$1.51	$1.17	$3.79	$3.07

Summary of Operations

“The company posted record revenue and profits for the third quarter,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “The company’s positive performance was affected by strong mortgage origination volume, particularly from purchase activity, as well as our ongoing commitment to maximize operating efficiencies, reduce costs and improve market share.”

“During the third quarter, we contributed First American’s Credit Information Group (CIG) to First Advantage Corporation (NASDAQ: FADV). First American now owns 80 percent of First Advantage. With the addition of CIG, First Advantage’s market capitalization has grown to more than $1.4 billion, with an estimated $600 million in annual revenue. CIG also provides First Advantage with opportunities to grow through larger acquisitions and, organically, through new markets and cross-selling opportunities.”

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First American Reports Record Results for the Third Quarter 2005

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Quarterly Financial Highlights

Financial Services Group:

•	Revenues for the third quarter 2005 were $1.70 billion, an increase of 30.3 percent when compared with revenues of $1.30 billion for the third quarter of 2004.

•	Pretax income was $209.2 million, an increase of 58.6 percent when compared with $131.8 million in the prior year quarter.

•	Pretax margins increased to 12.3 percent compared with 10.1 percent for the third quarter 2004.

Information Technology Group:

•	Revenues for the third quarter 2005 were $466.1 million, an increase of 12.2 percent compared with revenues of $415.3 million for the third quarter of 2004.

•	Pretax income was $104.2 million, a decrease of 1.1 percent when compared with third quarter 2004 income of $105.3 million.

•	Pretax margins decreased to 22.3 percent compared with 25.4 percent for the third quarter 2004.

•	The current quarter included $9.1 million of pretax costs related to the company’s default division, which is included in the Mortgage Information Segment. These costs include expenses associated with relocating and consolidating operations, the write-down of certain software and other related expenses. The prior year quarter included a one-time benefit of $13.0 million for the Mortgage Information Segment.

Strategic Focus and Outlook

Kennedy added: “We will continue our strategic initiatives of technology, centralization, bundling, offshore processing and analytics to maintain strong margins, particularly in title insurance. We will pursue strategic acquisitions that will enhance production efficiencies, increase market share and create opportunities to leverage our expansive real estate data to create unique products and services.”

Teleconference/Webcast

First American’s third quarter results will be discussed in more detail on Wednesday, Oct. 26, 2005, at 11 a.m. EDT, via teleconference. The dial-in number is (888) 955-3516 and the pass code is “FIRST AMERICAN.” The live audio webcast of the call will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 2, 2005, by dialing (203) 369-1008. An audio archive of the call will also be available for replay on First American’s Web site.

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First American Reports Record Results for the Third Quarter 2005

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First American Investor Day

First American will also host a full-day Company Update and Technology Expo at its office in New York City on Tuesday, Nov. 8, 2005, to provide analysts and investors with the opportunity to hear management’s strategy for continued growth and margin improvement. Attendance is by registration only; however, the media and general public are invited to listen via webcast beginning at 8:30 a.m. EST from the Investor Relations section of the company’s Web site at www.firstam.com/investor. A replay of the webcast will also be made available on the company’s Web site shortly after the conclusion of the live presentation.

About First American

The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889, is the nation’s largest data provider. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward Looking Statements

Certain statements made in this press release, including those related to First Advantage’s revenues, strategic initiatives and strategic acquisitions, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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First American Reports Record Results for the Third Quarter 2005

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Summary of Earnings

(in thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Total revenues	$2,168,182	$1,721,485	$5,856,641	$4,919,309
Income before income taxes and minority interests	$275,361	$202,005	$694,623	$532,326
Income taxes	$101,100	$70,800	$255,600	$187,500
Minority interests	$25,139	$23,990	$71,246	$66,129
Net income	$149,122	$107,215	$367,777	$278,697
Net income per share:
Basic	$1.56	$1.21	$3.92	$3.27
Diluted	$1.51	$1.17	$3.79	$3.07
Weighted average shares outstanding:
Basic	95,341	88,595	93,852	85,330
Diluted	98,768	91,594	97,307	91,431

Summary Balance Sheet Information

(in thousands, except per share amounts)

	September 30	December 31
	2005	2004
Total stockholders’ equity	$2,951,879	$2,463,564
Book value per share	$30.84	$27.36

Summary Title Insurance Order Counts

From Direct Operations

	Three Months Ended September 30
	2005	2004
Title orders opened:
July	236,400	214,500
August	257,300	219,200
September	231,300	217,800

Third quarter total	725,000	651,500

Title orders closed:
July	177,300	164,100
August	199,900	167,700
September	178,400	162,300

Third quarter total	555,600	494,100

(Additional Financial Data Follows)

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First American Reports Record Results for the Third Quarter 2005

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Selected Financial Data

(unaudited, in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
RESULTS OF OPERATIONS
Revenues
Operating revenues	$2,103,153	$1,680,887	$5,691,610	$4,811,518
Investment and other income	58,196	35,541	152,527	98,685
Net realized investment gains	6,833	5,057	12,504	9,106

	2,168,182	1,721,485	5,856,641	4,919,309

Expenses
Salaries and other personnel costs	628,559	545,294	1,778,531	1,553,691
Premiums retained by agents	607,239	458,750	1,632,863	1,341,486
Other operating expenses	460,366	358,694	1,237,713	1,071,971
Provision for title losses and other claims	126,186	97,975	316,820	255,082
Depreciation and amortization	38,049	32,981	110,998	93,677
Premium taxes	16,954	13,324	45,897	38,954
Interest	15,468	12,462	39,196	32,122

	1,892,821	1,519,480	5,162,018	4,386,983

Income before income taxes and minority interests	$275,361	$202,005	$694,623	$532,326

OPERATING REVENUES
Financial Services
Title Insurance and Services:
Direct operations	$820,186	$645,203	$2,172,406	$1,820,654
Agency operations	756,868	569,956	2,037,969	1,661,104

	1,577,054	1,215,159	4,210,375	3,481,758
Specialty Insurance	74,678	61,617	198,972	159,956

	1,651,732	1,276,776	4,409,347	3,641,714

Information Technology
Mortgage Information	150,117	171,698	443,089	494,282
Property Information	132,994	100,181	371,421	291,683
Credit Information	83,854	60,322	228,549	185,686
Screening Information	84,456	71,910	239,204	198,153

	451,421	404,111	1,282,263	1,169,804

Total operating revenues	$2,103,153	$1,680,887	$5,691,610	$4,811,518

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS
Financial Services
Title Insurance and Services	$195,549	$123,509	$467,490	$322,583
Specialty Insurance	13,605	8,334	36,463	32,431

	209,154	131,843	503,953	355,014

Information Technology
Mortgage Information	34,933	52,690	107,158	131,029
Property Information	42,698	30,309	120,288	90,782
Credit Information	21,000	15,172	60,431	42,192
Screening Information	5,544	7,177	14,450	13,816

	104,175	105,348	302,327	277,819

Total before corporate expenses and minority interest	313,329	237,191	806,280	632,833
Corporate expense	37,968	35,186	111,657	100,507

Income before income taxes and minority interests	$275,361	$202,005	$694,623	$532,326

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First American Reports Record Results for the Third Quarter 2005

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Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended September 30
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services
Title Insurance and Services	$1,618,340	$1,237,763	$195,549	$123,509	12.1%	10.0%
Specialty Insurance	78,873	64,838	13,605	8,334	17.2%	12.9%

	$1,697,213	$1,302,601	$209,154	$131,843	12.3%	10.1%

Information Technology
Mortgage Information	$153,616	$174,508	$34,933	$52,690	22.7%	30.2%
Property Information	142,269	106,396	42,698	30,309	30.0%	28.5%
Credit Information	85,264	62,450	21,000	15,172	24.6%	24.3%
Screening Information	84,984	71,936	5,544	7,177	6.5%	10.0%

	$466,133	$415,290	$104,175	$105,348	22.3%	25.4%

	Nine Months Ended September 30
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services
Title Insurance and Services	$4,316,718	$3,542,755	$467,490	$322,583	10.8%	9.1%
Specialty Insurance	210,421	170,556	36,463	32,431	17.3%	19.0%

	$4,527,139	$3,713,311	$503,953	$355,014	11.1%	9.6%

Information Technology
Mortgage Information	$450,277	$501,214	$107,158	$131,029	23.8%	26.1%
Property Information	396,813	310,266	120,288	90,782	30.3%	29.3%
Credit Information	234,236	192,709	60,431	42,192	25.8%	21.9%
Screening Information	240,735	198,295	14,450	13,816	6.0%	7.0%

	$1,322,061	$1,202,484	$302,327	$277,819	22.9%	23.1%

(A) - Income before income tax, minority interest and corporate expenses

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